doma

Trends from 2021-2023

ReFi Loss Profiles & AMI Behavior vs. Interest Rates

June 2024

Forward-Looking Statements Legend

This presentation includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, statements regarding refinance loss profiles and area medium income behavior vs. interest rates, the performance of our instant underwriting technology, loss related performance metrics and projections of interest rate and market behavior. These statements are based on various assumptions, whether or not identified in this document, and on the current expectation of Doma's management and are not predictions of actual performance. These forward-looking statements are provided to allow potential investors the opportunity to understand management's beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to Doma; future global, regional or local economic, political, market and social conditions; the development, effects and enforcement of laws and regulations, including with respect to the title insurance industry; Doma's ability to manage its future growth or to develop or acquire enhancements to its platform; the effects of competition on Doma's future business; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those other factors described in Part I, Item 1A - "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2023 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the "SEC").

If any of these risks materialize or Doma's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma's expectations, plans or forecasts of future events and views as of the date of this presentation. Doma anticipates that subsequent events and developments will cause Doma's assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma's assessment as of any date subsequent to the date of this presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Methodology

Average Cumulative Claims Loss for Conforming Refinance Loan Policies

"Loss" means both incurred third party legal/investigation expenses processing a claim as well as the amount of the title claim itself

"Average Cumulative Claims Loss" means cumulative loss curves are tracked for each vintage separately, then all cumulative curves for all vintages averaged.

"Year 0" means the first 365 days from policy issuance to the first anniversary of policy issuance

"Instant 2019-2023" contains 68,750 instantly underwritten conforming refinances

"Traditional 2019-2023" contains 528,832 conforming refinances

"Traditional 2014-2018" contains 345,777 conforming refinances

Current View

Average Cumulative Claims Loss for Conforming Refinance Loan Policies


Loss Per Policy (Residential Conforming Refi)
$25.00
$20.00
$15.00
$10.00
$5.00
$-
YEAR 0
YEAR 1
YEAR 2
YEAR 3
YEAR 4
YEAR 5
YEAR 6
YEAR 7
YEAR 8
YEAR 9
YEAR 10
Incurred Year After Origination Year
Instant 2019-2023 Vintages
Traditional 2014-2018 Vintages
Traditional 2019-2023 Vintages

Average Gross Written Premium Per Year

Traditional

Year	Type	Avg Premium
2014	Traditional	$493
2015	Traditional	$499
2016	Traditional	$507
2017	Traditional	$499
2018	Traditional	$509
2019	Traditional	$550
2020	Traditional	$544
2021	Traditional	$544
2022	Traditional	$593
2023	Traditional	$586

Instant

Year	Type	Avg Premium
2019	Instant	$349
2020	Instant	$390
2021	Instant	$414
2022	Instant	$379
2023	Instant	$378

Methodology

AMI vs. 30 Year Fixed Rate

Examine the time period 2021-2023

Includes all Conforming Refinances

All Refis includes 77,732 conforming refinances (instantly underwritten and not)

Instantly underwritten Refis includes 47,666 conforming instantly underwritten refinances

Statistically, analysis shows that the results have less than 1% margin of error from 2021-2022, and less than 4% margin of error from 2022-2023, based on sample sizes.

We measure "Block-level AMI" for each address:

We look up the reported median income for that census block and divide by the median income of the zip code to get the %
Therefore, we do not know the specific AMI of the borrower.

What we know is the mean AMI of that census block where the borrower lives

Current View

AMI decreases with 30 year fixed rate, up to a certain point



Conforming Refinance Over Time
30 year rate
Median AMI for All Orders
Median Instantly Underwritten AMI
Average 30 year Interest Rate
7.00%
6.00%
5.00%
4.00%
3.00%
Median Block Level AMI
110.0%
105.0%
100.0%
95.0%
90.0%
2021-Q1
2021-Q2
2021-Q3
2021-Q4
2022-Q1
2022-Q2
2022-Q3
2022-Q4
2023-Q1
2023-Q2
2023-Q3
2023-Q4
Quarter